Exhibit 10.20

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, HYPOTHECATED, OR OTHERWISE DISPOSED OF (COLLECTIVELY, A “TRANSFER”) UNLESS (I) SUCH NOTE HAS BEEN REGISTERED FOR SALE PURSUANT TO SAID ACT AND SUCH LAWS; OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SAID ACT AND SUCH LAWS AND THE RECIPIENT OF SUCH TRANSFER EXECUTES AN AGREEMENT WITH THE COMPANY (IN A FORM REASONABLY SATISFACTORY TO THE COMPANY) OBLIGATING IT TO ABIDE BY COMPARABLE RESTRICTIONS ON TRANSFER.

Promissory Note

PROMISSORY NOTE

$500,000.00	October 1, 2018

Malvern, Pennsylvania

FOR VALUE RECEIVED, the undersigned, Virpax Pharmaceutical, Inc. (the “Payor”), hereby promises to pay to the order of Anthony Mack (the “Holder”), the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the “Principal Amount”), payable on the terms specified below.

1. Payment of Principal. The principal hereof shall be paid on the earlier of (i) the first anniversary of the date of this Note (the “Maturity Date”); or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof (the events set forth in the preceding clause (i) and (ii), a “Repayment Event”).

2. Payment of Interest. Interest on the outstanding portion of the Principal Amount shall accrue at a rate equal to the lesser of eleven and nineteen hundredths percent (11.19%) per annum and the maximum non-usurious interest rate permitted by applicable law (the “Maximum Rate”), and shall become due and payable upon the occurrence of a Repayment Event. Any overdue unpaid Principal Amounts shall bear interest, before and after judgment, for each day that such amounts are overdue at a rate equal to the lesser of fifteen percent (15%) per annum and the Maximum Rate. All computations of interest shall be made on the basis of a 360-day year and 30-day month for the actual number of days occurring in the period for which such interest is payable.

3. Optional Prepayments. The Payor may, at any time, prepay this Note in whole or in part without premium or penalty. Any such prepayment shall be applied first to outstanding installments of principal and then to accrued interest if applicable.

4. Manner of Payment. All payments of principal and interest if applicable shall be made at the address of the Holder for receiving notices hereunder or at such other address as the Holder may designate for payments hereunder by notice given to the Payor.

5. Default; Remedy. Upon the occurrence of an Event of Default (as hereinafter defined), the Holder may, by written demand to the Payor, declare this Note to be in default, whereupon the entire unpaid balance of the principal hereof and all accrued interest thereon shall become immediately due and payable. If the Payor cures an Event of Default before receipt from the Holder of a written demand for payment, the Holder shall have no right to demand acceleration of payment as a result of such Event of Default. If after a declaration of default the Payor shall fail to pay in full the unpaid balance of the principal hereof and all interest accrued thereon, the Holder shall be entitled to pursue all such remedies as he, she or it may have, at law or in equity, for the enforcement and collection hereof, and to receive in addition to such principal and interest all costs of collection (including reasonable attorney’s fees).

For the purpose of this Note, an Event of Default shall consist only of one or more of the following:

(a) The Payor shall fail to make any payment of principal or interest within five (5) days after the same becomes due.

(b) The Payor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver or any trustee for the Payor or a substantial part of the Payor’s assets, or commence any proceedings or a case with respect to the Payor or the Payor’s assets under any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall have been filed any such petition or application against the Payor or any such proceedings shall have been commenced against the Payor, which remain undismissed for a period of sixty (60) days or more; or the Payor by any act or omission shall indicate his, her or its consent to, approval of or acquiescence in any such petition, application or the appointment of a receiver of or any trustee for the payor or any substantial part of any of the Payor’s assets or shall suffer any such receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

6. Representations and Warranties of Holder. Holder represents and warrants to Payor upon the acquisition of the Note as follows:

(a) Binding Obligation. This Note has been duly executed and delivered by Holder and is a valid and binding obligation of Holder, enforceable against him in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Experience. Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Payor so that Holder is capable of evaluating the merits and risks of Holder’s investment in Payor and has the capacity to protect Holder’s own interests.

(c) Investment. Holder is acquiring the Note not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Holder understands that the Note has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein and in response to Payor’s inquiries, if any.

(d) Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about Payor, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sales being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations.

(e) No Public Market. Holder understands that no public market now exists for any of the securities issued by Payor and that Payor has made no assurances that a public market will ever exist for Payor’s securities.

(f) Access to Data. As a member of the Board of Directors of Payor and its current Chief Executive Officer and President, Holder acknowledges that Holder understands Payor’s business, management, and financial affairs.

(g) Brokers or Finders. Payor has not, and will not, incur, directly or indirectly, as a result of any action taken by Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Note.

(h) Tax Advisors. Holder acknowledges that Holder has had the opportunity to review with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Note.

7. Representations and Warranties of Payor. Payor represents and warrants to Holder upon the issuance of the Note as follows:

(a) Organization; Authority. Payor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Payor has the requisite power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Payor has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note.

(b) Authorization. The Board of Directors of Payor has approved the issuance of this Note based upon a reasonable belief that the issuance of this Note is appropriate for Payor after reasonable inquiry concerning Payor’s financing objectives and financial situation. All requisite action on the part of Payor and the Payor’s Board of Directors and stockholders necessary for the issuance and delivery of this Note has been taken.

(c) Binding Obligation. This Note has been duly executed and delivered by Payor and is a valid and binding obligation of Payor, enforceable against him in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) No Conflicts. Payor is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any material contract to which it is a party or by which it is bound or of any judgment, decree, order or writ, other than such violations that would not have a material adverse effect on Payor. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of Payor.

8. Miscellaneous.

8.1 Binding Effect. This Note shall inure to the benefit of the Holder hereof and his, her or its personal representatives, successors and assigns. This Note shall be binding upon the Payor and his, her or its personal representatives, successors and assigns.

8.2 Notices. Any notice, request or other communication pursuant to this Note shall be deemed duly given if hand delivered or mailed by certified or registered mail addressed, in the case of notice to the Payor at 101 Lindenwood Dr., Suite 225, Malvern, PA 19355, and in the case of notice to the Holder at [***], or in the case of either party, to such other address as it, he or she may have designated as its, his or her address for receiving notices hereunder by a notice given to the other party hereto in the manner herein provided.

8.3 Waiver of Demand. Except as otherwise provided herein, the Payor waives presentment, demand, protest and notice of every kind in connection with the enforcement and collection of this Note.

8.4 Governing Law. This Note shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

8.5 Notice of Business Transaction. This Note is part of a business transaction and not a personal finance or household finance obligation.

[signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Note on the day and year first above written.

PAYOR:

Virpax Pharmaceutical, Inc.

/s/ Jeffrey Gudin
Jeffrey Gudin
EVP, Chief Medical Officer

HOLDER:

/s/ Anthony Mack
Anthony Mack